Exhibit 3.1

              AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                    OF
                       CONSOLIDATED RAIL CORPORATION

                                ARTICLE ONE

     The name of the Corporation is Consolidated Rail Corporation.



                                ARTICLE TWO

       The location and post office address of the Corporation's registered office in the Commonwealth of Pennsylvania are 6 Penn Center Plaza,

Philadelphia, Pennsylvania 19103.

                               ARTICLE THREE

      1.    The purpose or purposes of the Corporation are to engage in and do any lawful act concerning any or all lawful business for which corporations  may be incorporated under the provisions of the Pennsylvania

Business Corporation Law, Act of May 5, 1933 (P.L. 364), as amended, under which  the  Corporation  is incorporated, and the Corporation  shall  have unlimited power to engage in and do any such lawful act.



      2.   It shall be a fundamental purpose of the Corporation to maintain continued rail service in its service area.



                               ARTICLE FOUR

     The term of the Corporation's existence is perpetual.

                               ARTICLE FIVE

     1.   The total number of shares of capital stock which the Corporation shall have authority to issue is two hundred and seventy-five million

(275,000,000) shares, of which two hundred fifty million (250,000,000)

shares shall be Common Stock, par value $1 per share, and twenty-five million (25,000,000) shares shall be preferred stock, no par value.



      2.    The  Board of Directors shall have the authority to divide the preferred stock into series and to fix and determine the relative rights and preferences of any series so established, including without limitation rates of dividends and whether fixed or not and whether cumulative or non-

cumulative, conversion rights, if any, and conversion prices, preferences upon liquidation, redemption rights, if any, and redemption prices, and voting rights; provided, however, that the affirmative vote of the holders of any class or series of preferred stock, as a class or series, shall not be required for any merger or other transaction involving a change in control of the Corporation, nor shall any share of preferred stock entitle the holder thereof to more than one vote with respect to any merger or such

other transaction or in the election of directors of the Corporation.   The

Board of Directors shall have the authority to provide for the issuance  of any such class or series of preferred stock.



      3.    The holders of the Common Stock shall be entitled to receive dividends in such amounts and when, as and if lawfully declared by the

Board of Directors from time to time.

      4.   The holders of the Common Stock shall be entitled to receive in voluntary or involuntary liquidation of the Corporation all assets of the

Corporation after payment or satisfaction of any preferences in liquidation on any outstanding preferred stock of the Corporation and all debts and obligations of the Corporation, including costs of liquidation.



      5.    No  holder of any class or series of the Corporation's capital stock, now or hereafter authorized, shall have any preemptive rights to purchase or receive any shares of any class or series of capital stock,  or any securities convertible into or exchangeable for such shares, or any rights, warrants or options to subscribe for, purchase or receive such shares or convertible or exchangeable securities, which may at any time  be issued, sold or offered for sale by the Corporation.



      6.    Except  as otherwise required by the Conrail Privatization Act

(P.L.  99-509), holders of the Common Stock shall be entitled to cast one vote for each share held on all matters presented upon which the holders are entitled to vote.  Until such time as all of the government's interest in the Corporation's Common Stock is sold, the United States Secretary of

Transportation shall be entitled to appoint three members of the

Corporation's Board of Directors.  No holder of any class or series of the

Corporation's capital stock, now or hereafter authorized, shall be entitled to vote cumulatively in the election of directors.

                                ARTICLE SIX

     Except as otherwise required by the Conrail Privatization Act (P.L. 99-

509), the number of directors of the Corporation shall be as stated in the

Bylaws of the Corporation.



                               ARTICLE SEVEN

     The Bylaws of the Corporation may be amended or repealed by a majority vote of the shareholders entitled to vote thereon at any regular or special

meeting  duly  convened after notice to such holders of that purpose.   The

Bylaws of the Corporation may also be amended or repealed by a majority  of the  members  of  the Board of Directors at any regular or special  meeting duly  convened, subject always to the power of the shareholders  to  change such action.



                               ARTICLE EIGHT

     From time to time any provision of these Amended and Restated Articles of Incorporation may be amended or repealed, or any provision may be added to or inserted in these Articles, provided that such amendment, repeal,

addition or insertion is consistent with law and is accomplished in the manner prescribed by law and these Articles, and all rights at any time conferred upon the shareholders of the Corporation are granted subject to the provisions of this Article.



Amended May 17, 1989

                         STATEMENT WITH RESPECT TO
                         CONTINUATION OF PROCEDURE
                         -------------------------

     1.   The name of the Corporation is Consolidated Rail Corporation.

     2.   The entire board of directors, or a class of the board, where the

Board is classified with respect to the power to elect directors, or any individual director may be removed form office without assigning any cause by the vote of shareholders entitled to cast at least a majority of the votes which all shareholders would be entitled to cast at any annual election of directors or of such class of directors.  The preceding sentence shall be interpreted in the same manner as the first sentence of section 405 of the act of May 5, 1933 (P.L. 364, No. 106), known as the

Business Corporation Law of 1933, as amended by the act of July 20, 1968

(P.L. 459, No. 216).

     3.   The filing of this Statement with Respect to Continuation of

Procedure was authorized by the Board of Directors of Consolidated Rail

Corporation.


                              CONSOLIDATED RAIL CORPORATION


                              By:     /s/ James A. Hagen
                                 ---------------------------
                                 James A. Hagen
                                 Chairman of the Board,
                                 President and Chief
                                 Executive Officer



Dated:   9/25/89              Filed in the Dept. of State on
                              September 29, 1989
                              No. 89681495

                       CONSOLIDATED RAIL CORPORATION
                            BOARD OF DIRECTORS
                            SEPTEMBER 20, 1989

                         STATEMENT WITH RESPECT TO
                         CONTINUATION OF PROCEDURE


     Effective October 1, 1989, the recodification and amendment of

Pennsylvania's Business Corporation Law will become effective.  As indicated earlier the statutory change may necessitate amendments to the

Corporation's Articles and Bylaws.  Legal counsel is continuing to review the new law to determine if changes are desirable.  Because the law is still subject to technical amendment, a final review of its impact should take place after its effective date.  Once this process is complete and if changes are necessary, materials will be prepared for Board consideration.

     One particular provision, however, must be considered by the Board prior to October 1, 1989 because the Board's options are limited after that date.

     Under the existing Pennsylvania law, a member of the Board of

Directors of a Pennsylvania corporation may be removed without cause by vote of a majority of the outstanding voting shares.  Under the new

Pennsylvania corporation law referred to above, a member of the Board of

Directors may be removed without cause by a vote of a majority of the votes cast at a shareholders meeting, which is generally a much smaller number.

The new law will not apply in two circumstances:

     -    shareholders approve a bylaw that provides otherwise (the

Corporation's shareholders have not done so, but could anytime in the future);

     -    pursuant to the Board's approval, the Chairman, President and

Chief Executive Officer files on behalf of the Corporation a "Statement

With Respect to Continuation of Procedure", prior to October 1, 1989, which will have the effect of preserving the minimum vote required under existing law, i.e., a director may be removed without cause by a vote of the majority of all outstanding voting shares.

     Management recommends that the Board authorize the filing of such a statement to preserve the higher threshold.

                       CONSOLIDATED RAIL CORPORATION

                  UNANIMOUS WRITTEN CONSENT OF DIRECTORS

              IN LIEU OF A MEETING OF THE BOARD OF DIRECTORS

     The undersigned, being all the Directors of Consolidated Rail

Corporation, hereby waive notice and the holding of a meeting of the Board of Directors and pursuant to Section 402(f) of the Pennsylvania Business

Corporation Law hereby consent to the adoption of the following resolution:

     RESOLVED, that the Chairman, President and Chief Executive Officer be,

and hereby is, authorized in the name and on behalf of the Corporation to file and execute a copy of the attached Statement With Respect to

Continuation of Procedure with the Commonwealth of Pennsylvania and to take such further action as may be necessary or appropriate to ensure the effectiveness of such Statement.

     This Unanimous Written Consent of Directors may be executed in one or more counterparts and shall be valid and effective if and when all the

Directors have executed at least one counterpart and all counterparts have been filed with the Corporate Secretary.

     IN WITNESS WHEREOF, the undersigned have caused this document to be signed this _________ day of September, 1989.

_________________________________  ________________________________
H. Furlong Baldwin                 Stanley E. G. Hillman

_________________________________  ________________________________
Daniel B. Burke                    E. Bradley Jones

_________________________________  ________________________________
Robert K. Campbell                 David B. Lewis

_________________________________  ________________________________
Ann F. Friedlaender                William G. Milliken

_________________________________  ________________________________
James A. Hagen                     Raymond T. Schuler

_________________________________  ________________________________
Roger S. Hillas                    David H. Swanson

Microfilm Number      Filed with the Department of State on March 23, 1990
                -----                                       --------------
Entity Number           /s/  C.A. Lewis, Secretary of the Commonwealth
             ---------  ----------------------------------------------

      STATEMENT WITH RESPECT TO SHARES-DOMESTIC BUSINESS CORPORATION
                          DSCS:15-1522 (Rev. 89)


     In compliance with the requirements of 15 Pa.C.S.1522(b) (relating to statement with respect to shares), the undersigned corporation, desiring to state the designation and voting rights, preferences, limitations, and special rights, if any, of a class or series of its shares, hereby states that:

1.   The name of the corporation is: Consolidated Rail Corporation
                                     -----------------------------

2.   (Check and complete one of the following):

             The resolution amending the Articles under 15 Pa.C.S.
             1522(b) (relating to divisions and determinations by the board), set forth in full, is as follows:

        X    The resolution amending the Articles under 15 Pa.C.S.
       ---   1522(b) is set forth in full in Exhibit A attached hereto
             and made a part hereof.

3.     ___   The aggregate number of shares of such class or series
             established and designated by (a) such resolution, (b)
             all prior statements, if any, filed under 15 Pa.C.S. 1522
             or corresponding provisions of prior law with respect
             thereto, and (c) any other provision of the Articles
             is 7,500,000 shares.
                ---------

4.     ___   The resolution was adopted by the Board of Directors or an authorized committee thereof on March 22, 1990.
                                             --------------

5.   (Check, and if appropriate complete, one of the following):

       X     The resolution shall be effective upon filing this statement
      ---    with respect to shares in the Department of State.

             The resolution shall be effective on
      ---                                         -------------------


     IN TESTIMONY WHEREOF, the undersigned corporation has caused this statement to be signed by a duly authorized officer thereof this  22 day of  March, 1990.
    ----         -----  ----

                              CONSOLIDATED RAIL CORPORATION
                              -----------------------------
                                  (Name of Corporation)

                            BY:    /s/  T.O'Toole
                               --------------------------------------
                                        (Signature)
                            TITLE: Vice President and General Counsel
                                  -----------------------------------

Microfilm Number      Filed with the Department of State on August 5, 1992
                -----                                       --------------
Entity Number
             -------- ----------------------------------------------

      STATEMENT WITH RESPECT TO SHARES-DOMESTIC BUSINESS CORPORATION
                          DSCS:15-1522 (Rev. 89)


     In compliance with the requirements of 15 Pa.C.S.1522(b) (relating to statement with respect to shares), the undersigned corporation, desiring to state the designation and voting rights, preferences, limitations, and special rights, if any, of a class or series of its shares, hereby states that:

1.   The name of the corporation is: Consolidated Rail Corporation
                                     -----------------------------

2.   (Check and complete one of the following):

             The resolution amending the Articles under 15 Pa.C.S.
             1522(b) (relating to divisions and determinations by the board), set forth in full, is as follows:

        X    The resolution amending the Articles under 15 Pa.C.S.
       ---   1522(b) is set forth in full in Exhibit A attached hereto
             and made a part hereof.

3.     ___   The aggregate number of shares of such class or series
             established and designated by (a) such resolution, (b)
             all prior statements, if any, filed under 15 Pa.C.S. 1522
             or corresponding provisions of prior law with respect
             thereto, and (c) any other provision of the Articles
             is 10,000,000 shares.
                ----------

4.     ___   The resolution was adopted by the Board of Directors or an authorized committee thereof on July 15, 1992.
                                             --------------

5.   (Check, and if appropriate complete, one of the following):

             The resolution shall be effective upon filing this statement
       ---   with respect to shares in the Department of State.

        X    The resolution shall be effective on September 14, 1992 at
       ---   5:00 p.m. Eastern Daylight Time.     ------------------
             -------------------------------

     IN TESTIMONY WHEREOF, the undersigned corporation has caused this statement to be signed by a duly authorized officer thereof this  03 day of August, 1992.
    ----        ------  ----

                              CONSOLIDATED RAIL CORPORATION
                              -----------------------------
                                  (Name of Corporation)

                            BY:    /s/  H.W. Brown
                               --------------------------------------
                                        (Signature)
                            TITLE: Vice President-Finance and Administration
                                  ------------------------------------------

                                 EXHIBIT A

     RESOLVED, that the Chairman, President and Chief Executive Officer,

the Senior Vice President - Finance and Administration and the Senior Vice

President - Law of the Corporation be, and each of them hereby is,

authorized and directed to file, in the name and on behalf of the

Corporation, with the Commonwealth of Pennsylvania pursuant to section 1522 of the Pennsylvania Business Corporation Law, an amendment to the Statement with Respect to Shares relating to the Series A ESOP Convertible Junior

Preferred Stock (the "ESOP Stock") increasing the number of shares of ESOP

Stock thereunder from 7,500,000 to 10,000,000 shares and making such other changes in, and adjustments pursuant to, such Statement as any of such officers shall deem appropriate in order to carry out the intention of these resolutions; and be it


     FURTHER RESOLVED, that pursuant to the Statement with Respect to

Shares, subject to its amendment in accordance with the preceding resolution, the Corporation hereby declares a stock dividend on its ESOP

Stock outstanding as of the close of business on the Record Date, payable

September 15, 1992 to each holder of record of ESOP Stock as of the close business on the Record Date, in the amount of one share of ESOP Stock for each share of ESOP Stock outstanding as of the close of business on the

Record Date, and the Corporation be, and it hereby is, authorized and directed to issue the shares of ESOP Stock constituting such dividend on

September 15, 1992.

     Pursuant to the authority delegated to and vested I me by the Board of Directors of Consolidated Rail Corporation on July 15, 1992 in accordance with the foregoing resolutions, the Statement With Respect to Shares filed with the Department of Statement of the Commonwealth of Pennsylvania on March 23, 1990 (the "Statement With Respect to Shares") is hereby amended, effective 5:00 p.m., Eastern Daylight Time, on September 14, 1992, as follows:

     1. The first sentence of Section 1(A) of Exhibit A to the Statement With Respect to Shares is hereby amended to read as follows:

     The shares of such series shall be designated as "Series A ESOP Convertible Junior Preferred Stock" (the "Series A Preferred
     Stock") and the number of shares constituting the Series A
     Preferred Stock shall be 10,000,000.

     2. The first sentence of Section 2(A) of Exhibit A to the Statement With Respect to Shares is hereby amended to read as follows:

     Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred
     Stock, in preference to the holders of Common Stock and of any other Junior Stock (as defined in Section 2(D) hereof), shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the purpose, cumulative cash dividends payable in an amount equal to $2.165 per share per annum and no more (such amount beg referred to herein as the "Dividend Amount"), payable quarterly in arrears, one-quarter on the last day of each March, June, September and December in each year commencing June 30, 1990 (each such date being referred to herein as a "Dividend Payment Date"), commencing on the first Dividend Payment Date after the first issuance of a share of Series A Preferred Stock.

     3. The first sentence of Section 4(A) of Exhibit A to the Statement
With Respect to Shares is hereby amend to read as follows:

     Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (I) to the holders of shares of stock ranking junior with respect to rights to receive distributions upon liquidation, dissolution or winding up to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received an amount in cash of $28.84375 per share (such amount being referred to herein as the "Liquidation Preference"), plus an amount in cash equal to accrued and unpaid dividends and distributions thereon, whether or not declared, up to the date of such payment, or (ii) to the holders of shares of stock to receive distributions upon liquidation, Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amount to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.


                                   /s/   H.W. Brown
                                   --------------------------
                                   H. William Brown
                                   Senior Vice President -
                                   Finance and Administration

(CHANGES)                                  BUREAU USE ONLY:
Docketing Statement DSCB:15-134B (Rev. 90) ___ Revenue ___ Labor & Industry
                                           ___ Other________________________
Filing Fee:   None                         File Code________________________
                                           Filed Date_______________________
                                           Microfilm Number_________________

This form (file in triplicate) and all accompanying documents shall be mailed to:
COMMONWEALTH OF PENNSYLVANIA
DEPARTMENT OF STATE
CORPORATION BUREAU
308 NORTH OFFICE BUILDING
HARRISBURG, PA  17120-0029

     Part I.   COMPLETE FOR EACH FILING:
     Current name of entity or registrant affected by the submittal to which this statement relates: (survivor or new corporation if merger or consolidation) Consolidated Rail Corporation
                              -----------------------------
     Entity number, if known:_______________NOTE: ENTITY NUMBER is the computer index number assigned to an entity upon initial filing in the Department of State.
     Incorporation/qualification date in Pa.: Feb. 10, 1976 State of
                                              -------------
     Incorporation: Pennsylvania
                    ------------
     Specified effective date, if any: See Part III, below
                                       -------------------
     Part II. COMPLETE FOR EACH FILING: This statement is being submitted with (check proper box):

      *   Articles of Amendment:  complete Section A only/Amended
     ---  Statement w/Respect to Shares
     ___  Amended Certificate of Authority:  complete Section A only
     ___  Articles of Merger:  complete Section B
     ___  Articles of Consolidation:  complete Section C
     ___  Articles of Division:  complete Section D
     ___  Articles of Conversion:  complete Section A and E only
     ___ Statement of Merger, Consolidation or Division: complete Section B, C or D
     ___  Statement of Correction:  complete Section A only
     ___  Statement of Termination:  complete Section H
     ___  Statement of Revival:  complete Section G

     ___ Dissolution by Shareholders or Incorporators before Commencement of Business: complete Section F only
     ___  Amendment of Certificate of Limited Partnership: complete
          Section A only
     Part III. COMPLETE IF APPROPRIATE: The delayed effective date of the accompanying submittal is:
                             September 14, 1992 5:00 p.m.
                             ------------------------------
(PA. - 336 - 9/12/91)        month    day  year hour,if any

DSCB:15-134B (Rev. 90)-2


     Section A.   CHANGES TO BE MADE TO THE ENTITY NAMED IN PART 1:
                  (Check box/boxes which pertain)

         Name:    Consolidated Rail Corporation
                  -----------------------------

         Registered Office: Six Penn Center, Philadelphia, PA 19103
                            ---------------------------------------
               Number & street/RD number & box number City State Zip Country

         Purpose: increase authorized number of Series A Preferred from 7.5 to
                  -------------------------------------------------------------
                  10 million shares 275 million shares:  250 million common; 25
                  -------------------------------------------------------------
                  million preferred
                  -----------------

         Stock: aggregate number of shares authorized _______ (attach additional provisions, if any)

         Term of Existence: Perpetual
                            ---------

         Other:______________________________________________________________

     Section B. MERGER (Complete Section A if any changes to survivor corporation):

     MERGING CORPORATIONS ARE:  (List only the merging corporations -
                                SURVIVOR IS LISTED IN PART 1)

     1. Name:_____________________________________________________________

        Entity Number, if known:________Inc./qual. date in Pa____________ State of Incorporation__________________

     2. Name:_______________________________________________________

        Entity Number, if known:________Inc./qual. date in Pa____________ State of Incorporation__________________

        Attach sheet containing above corporate information if there are additional merging corporations.

     Section C.  CONSOLIDATION (NEW corporation information should be completed in Part 1. Also, complete and attach DOCKETING STATEMENT DSCB:15-134A for the NEW corporation formed.)

     CONSOLIDATING CORPORATIONS ARE:

     1. Name:_______________________________________________________

        Entity Number, if known:________Inc./qual. date in Pa____________ State of Incorporation__________________

     2. Name:____________________________________________

        Entity Number, if known:________Inc./qual. date in Pa____________ State of Incorporation__________________

        Attach sheet containing above corporate information if there are additional consolidating corporations.

(PA. - 336)

Microfilm Number      Filed with the Department of State on March 7, 1994
                ------                                      -------------
Entity Number    627003  __/s/___________________________________________
                 ------           Secretary of the Commonwealth

            ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                          DSCB:15-1915  (Rev 90)


     In compliance with the requirements of 15 Pa. C.S.1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

     1.   The name of the corporation is: CONSOLIDATED RAIL CORPORATION

     2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

          (a)  2001 Market Street  Philadelphia     PA     19101
               ---------------------------------------------------
               Number and Street       City      State    ZIP County

          (b) c/o:____________________________________________________
                  Name of Commercial Registered Office Provider County

          For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

     3.   The statute by or under which it was incorporated is:
          Pennsylvania Business Corporation Law
          -------------------------------------
     4.   The date of its incorporation is: February 10, 1976
                                            -----------------
     5.   (Check, and if appropriate complete, one of the following):

           X   The amendment shall be effective upon filing these Articles
          ---  of Amendment in the Department of State.

          ---  The amendment shall be effective on Feb. 28, 1994 at 11:59 p.m.
                                                ------------------------------
               (for accounting purposes only)              Date      Hour
               ------------------------------
     6.   (Check one of the following):

          ___ The amendment was adopted by the shareholders (or members) pursuant to 15 Pa. C.S. 1914(a) and (b).

           X   The amendment was adopted by the boardof directors
          ---  pursuant to 15 Pa. C.S. 1914(c).

     7.   (Check, and if appropriate complete, one of the following):

           X   The amendment adopted by the corporation, set forth in full,
          ---  is as follows:

               The March 22, 1990   Statement With Respect to Shares Is
               Deleted.